                                                                    Exhibit 4.14


                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made and entered into as of January 6, 2005, by and among Altra Holdings, Inc., a Delaware corporation formerly known as CPT Acquisition Corp. (together with its successors and permitted assigns, the "COMPANY"), and each of the parties named on Exhibit A hereto (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS").

                                    RECITALS

          WHEREAS, on November 30, 2004, Altra Industrial Motion, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("ALTRA"), purchased, directly and indirectly, all of the issued and outstanding limited liability company interests of Power Transmission Holding LLC, a Delaware limited liability company, pursuant to an LLC Purchase Agreement dated as of October 25, 2004 (as amended, the "PURCHASE AGREEMENT"), by and among the Company, Warner Electric Holding, Inc., a Delaware corporation, and Colfax Corporation, a Delaware corporation;

          WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company, Genstar Capital Partners III, L.P. ("GENSTAR"), Stargen III, L.P. ("STARGEN"), Caisse de depot et placement du Quebec ("CDPQ"), and certain of the Management Stockholders (as defined herein) entered into a Subscription Agreement dated as of November 30, 2004 (the "SUBSCRIPTION AGREEMENT"), pursuant to which Genstar, Stargen, CDPQ and certain Management Stockholders agreed to purchase certain shares of the Series A Preferred Stock of the Company;

          WHEREAS, on or about the date hereof, certain of the Covered Stockholders (as defined herein) are purchasing from Genstar and Stargen certain shares of Series A Preferred Stock of the Company pursuant to a Stock Purchase Agreement, dated as of the date hereof (the "STOCK PURCHASE AGREEMENT"), among such Covered Stockholders, Genstar and Stargen;

          WHEREAS, the Company and certain of the Stockholders had previously entered into that certain Stockholders Agreement, dated as of November 30, 2004 (the "PRIOR AGREEMENT"); and

          WHEREAS, the parties hereto desire to amend and restate the Prior Agreement to add additional Stockholders and to provide for certain rights and obligations with respect to the shares of the Company's capital stock held by the Management Stockholders and Non-Management Stockholders, certain transfer restrictions thereon, certain voting rights and certain other matters, all as provided in this Agreement.

                                    AGREEMENT

          NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

     1.   Certain Definitions.

          As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "AFFILIATE" means, with respect to a specified Person, any other Person, directly or indirectly, controlling, controlled by or under common control with such specified Person. For purposes of this definition, the term "control," including the terms "controlling," "controlled by" and "under common control," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

          (b) "BOARD" shall mean the board of directors of the Company.

          (c) "CHANGE OF CONTROL" means, whether in a single transaction or a series of related transactions (i) a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries taken as a whole, (ii) a sale of Securities by the Company or the Genstar Parties resulting in more than 50% of the total voting power of all securityholders of the Company beneficially owned by a Person other than the Genstar Parties, or (iii) a merger or consolidation of the Company with or into another Person, if and only if, after such merger or consolidation, the Genstar Parties and its Affiliates do not have the ability to elect a majority of the board of directors of the surviving or resulting company.

          (d) "COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of the Company.

          (e) "CONVERTIBLE SECURITIES" shall mean (i) any securities of the Company that are convertible into or exchangeable for Common Stock and (ii) any rights, warrants or options to subscribe for or purchase Common Stock.

          (f) "COVERED STOCKHOLDERS" shall mean the Non-Management Stockholders and the Management Stockholders.

          (g) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (h) "GENSTAR PARTIES" shall mean Genstar, Stargen and any Person to whom Genstar or Stargen transfers Securities and who is designated as such by the Board, provided that such Person becomes a party to this Agreement in the capacity of Genstar or Stargen, as the case may be.

          (i) "INDEPENDENT PARTY" shall mean any Person who is a bona fide purchaser and who, directly or indirectly, immediately prior to the proposed transaction, (i) holds less than 5% of the outstanding Securities of the Company (on an as-converted to Common Stock basis) and (ii) is not an Affiliate of the Company or Genstar.

          (j) "MANAGEMENT STOCK" shall mean, with respect to a Management Stockholder and its successors and permitted transfers and assigns, as the case may be, Securities held beneficially or of record, directly or indirectly, as of the date hereof and in the future, by such Management Stockholder.

          (k) "MANAGEMENT STOCKHOLDER" shall mean each of Michael L. Hurt, William J. Duff, Thomas F. Tatarczuch, Donald S. Wierbinski, Charles W. Nims, Craig Schuele, Gerald Ferris, Matthew F. Taylor, Edward L. Novotny, Mark Stuebe and Timothy McGowan and any Person (other than the Company and the Genstar Parties) to whom such Stockholder(s) Transfer Securities in accordance with this Agreement or any Person that the Board shall otherwise designate as such.

          (l) "NEW SECURITIES" shall mean equity securities of the Company or Altra, or rights, options, or warrants to purchase equity securities of the Company or Altra, or any debt or other securities that are, or may become, convertible or exchangeable into or exercisable for equity securities of the Company or Altra.

          (m) "NON-MANAGEMENT STOCKHOLDER" shall mean each of Frank Bauchiero (including Frank Bauchiero MKC Worldwide), Larry McPherson, Lee Hess, Thomas Hunt and any other Person who is hereafter designated by the Board as a Non-Management Stockholder.

          (n) "PERMITTED TRANSFER" shall mean (a) a Transfer by a Covered Stockholder of Securities made (i) to the Company pursuant to this Agreement,
(ii) by way of gratuitous donation to any trust exclusively for the benefit of such Covered Stockholder's spouse, direct descendants (including legally adopted children) or direct ascendants or (iii) if such Covered Stockholder is an individual, by way of bequest or inheritance upon the death of such Covered Stockholder to his or her executors, administrators, testamentary trustees, legatees or beneficiaries; or (b) a Transfer by CDPQ of Securities to its Affiliates; provided that, in the event of any Transfer made pursuant to one of the exemptions provided by clauses (a)(ii), (a)(iii) or (b) above, the transferee, assignee or donee shall have become a party to this Agreement in the capacity of a Management Stockholder, a Non-Management Stockholder or CDPQ, as the case may be, and such Management Stockholder, Non-Management Stockholder or CDPQ, as the case may be, shall have furnished the Company with an executed copy of this Agreement.

          (o) "PERSON" shall mean any individual, partnership, limited liability company, corporation, trust, joint venture, unincorporated organization, other legal entity, government or agency or political subdivision thereof.

          (p) "PUBLIC OFFERING" means the issuance and sale of shares of Common Stock to the public pursuant to a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement on Form S-4, Form S-8 or any other similar form).

          (q) "QUALIFIED PUBLIC OFFERING" means an underwritten Public Offering (which may be the initial Public Offering) resulting in gross proceeds of at least $50,000,000.

          (r) "REGISTRATION RIGHTS AGREEMENT" means that certain Amended and Restated Registration Rights Agreement among the Company and the other parties thereto dated as of the date hereof, as amended from time to time.

          (s) "SECURITIES" shall mean, as of the time of determination, shares of Common Stock, Preferred Stock and Convertible Securities of the Company outstanding at such time.

          (t) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          (u) "SERIES A PREFERRED STOCK" shall mean the Series A Preferred Stock, par value $0.001 per share, of the Company.

          (v) "SUBSIDIARY" shall mean any and all corporations, partnerships, limited liability companies and other entities with respect to which another specified corporation or other entity directly or indirectly owns more than 50% of (i) the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity, or (ii) the equity interests of such entity.

          (w) "TRANSFER" means, with respect to any Securities, any direct or indirect, voluntary or involuntary, offer to sell, transfer, sale, assignment, pledge, hypothecation, short sales, loan, grant of an option to purchase or other disposition of any of the Securities, or the entering of any contract or agreement to do any of the foregoing.

     2.   Transfer Restrictions.

          (a)  Transfer Restrictions.

               (i) Covered Stockholders. In addition to the other restrictions contained herein, without the prior written consent of the Company, which the Company may withhold in its sole discretion, each Covered Stockholder agrees not to Transfer any Securities, except for (i) Permitted Transfers made in compliance with this Agreement, (ii) Transfers pursuant to Sections 3, 4, 5 or 6 of this Agreement, and (iii) Transfers as part of a Public Offering and, after the Company's initial Public Offering, in accordance with Rule 144 under the Securities Act. Any attempt by a Covered Stockholder to Transfer any Securities other than in compliance with this Agreement shall be null and void and the Company shall not, and shall not permit, any transfer agent to give any effect in the Company's stock records to such attempted Transfer.

               (ii) CDPQ. In addition to the other restrictions contained herein, without the prior written consent of the Company, which the Company may withhold in its sole discretion, CDPQ agrees not to Transfer any Securities, except for (i) Permitted Transfers made in compliance with this Agreement, (ii) Transfers pursuant to Sections 3, 4 or 5 of this Agreement, and (iii) Transfers as part of a Public Offering and, after the Company's initial Public Offering, in accordance with Rule 144 under the Securities Act. Any attempt by CDPQ to Transfer any Securities other than in compliance with this Agreement shall be null and void and the Company shall not, and shall not permit, any transfer agent to give any effect in the Company's stock records to such attempted Transfer.

          (b) Market Standoff Agreement. Each Covered Stockholder and CDPQ agree, if so requested by the Board or any managing underwriter in each case in connection with an underwritten Public Offering, not to Transfer any Securities, including a sale pursuant to

Rule 144 under the Securities Act (except as part of such underwritten Public Offering), during the seven day period prior to, and during the thirty (30) day period (or such longer period of up to 180 days, subject to research analyst reporting "blackout" extensions, as may be required by the Board or such underwriter) beginning on, the effective date of any registration statement with respect to such Public Offering (except as part of such registration) or the commencement of the public distribution of securities, to the extent timely notified in writing by the Company or the managing underwriters; provided, however that the foregoing restrictions shall only be applicable to CDPQ and its Affiliates to the same extent that the Genstar and its Affiliates are subject to such restrictions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Covered Stockholder and CDPQ. Each of the Covered Stockholders and CDPQ hereby agree to enter into a separate agreement providing for the foregoing, as may be requested by the managing underwriter(s) of any such Public Offering provided that all holders of Series A Preferred Stock (and Common Stock issuable upon conversion of the Series A Preferred Stock) enter into similar agreements for the same period.

          (c) Securities Laws Compliance. Each of the Covered Stockholders and CDPQ agree and acknowledge that to the extent such Covered Stockholder or CDPQ, as the case may be, is permitted pursuant to this Agreement to Transfer Securities, such Covered Stockholder or CDPQ, as the case may be, will not Transfer any Securities unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder, or pursuant to Rule 144 under the Securities Act or (ii) counsel for the Covered Stockholder or CDPQ, as the case may be (which counsel shall be reasonably acceptable to the Company), shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act (provided, that the Company may waive the requirement of such opinion in its sole discretion). Notwithstanding the foregoing, as to Covered Stockholders, the Company acknowledges and agrees that a Permitted Transfer shall be deemed to be in compliance with this Section 2(c) and that no opinion of counsel is required in connection therewith.

          (d) Legend. Any certificate representing outstanding Securities held by a Covered Stockholder, CDPQ or any of their authorized designees or assigns, which are a party to this Agreement or otherwise subject to the terms hereof, shall bear the following legend, in addition to any other legend required by law or otherwise:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE GOVERNED BY THE TERMS OF THAT CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY. ANY ATTEMPT TO TRANSFER OR ENCUMBER ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOT IN ACCORDANCE WITH SUCH STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID, AND NEITHER THE COMPANY NOR ANY TRANSFER AGENT OF SUCH SECURITIES SHALL GIVE ANY EFFECT TO SUCH ATTEMPTED TRANSFER OR ENCUMBRANCE IN ITS RECORDS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF IT,

     AGREES TO BE BOUND BY THE TERMS OF THE STOCKHOLDERS AGREEMENT.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OPTION, LOAN OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH A REASONABLY SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS.

     3. Right of First Refusal on Sale of Securities by Covered Stockholders and CDPQ.

          (a) General. Subject to the provisions of this Section 3, each Covered Stockholder and CDPQ (for purposes of this Section 3, each a "SELLING STOCKHOLDER") hereby grants, first, to the Company, and second, to the Genstar Parties, a right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase all of the Securities held by the Selling Stockholder which such Selling Stockholder proposes to Transfer, in compliance with the restrictions set forth in Section 2 hereof, to a Person other than the Company. Each Right of First Refusal shall be subject to the provisions of this Section 3:

          (b) Right of First Refusal. Subject to the limitations imposed by, and only upon compliance with, Section 2 hereof, in the event that a Selling Stockholder receives a bona fide offer (the "OFFER") to Transfer any or all of its Securities (the "OFFER SECURITIES") from a Person other than the Company (the "OFFEROR") which the Selling Stockholder wishes to accept, the Selling Stockholder shall cause the Offer to be put in writing and shall give the Company and the Genstar Parties written notice (the "OFFER NOTICE") of such Offer. The Offer Notice shall contain an irrevocable offer to sell the Offer Securities to the Company, the Genstar Parties or, in the case of the Genstar Parties, their Affiliates, on the same terms and conditions as the Offer, and such Offer Notice shall be accompanied by a true copy of the Offer (which shall identify the Offeror). The Company shall have thirty (30) days from the delivery date of any Offer Notice to agree to purchase all of the Offer Securities either
(i) at the same price and on the same terms and conditions as the Offer, or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, on the same terms and conditions as the Offer except at the equivalent all cash price, determined in good faith by the Board. If the Company fails to agree to purchase all of the Offer Securities within such thirty (30) day period, the Genstar Parties shall have fifteen (15) days from the above-mentioned expiration of the Company's 30 day period to agree to purchase, or arrange for an Affiliate of the Genstar Parties to purchase all of the Offer Securities either (i) at the same price and on the same terms and conditions as the Offer, or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Genstar

Parties, on the same terms and conditions as the Offer except at the equivalent all cash price, determined in good faith by the Board.

          (c) Failure to Exercise Right. If the Company and the Genstar Parties collectively fail to purchase all of the Offer Securities pursuant to Section 3(b), the Selling Stockholder shall have sixty (60) days after the last date on which the Genstar Parties's right to purchase the Offer Securities lapsed to Transfer the Offer Securities to the Offeror identified in the initial Offer Notice at a price equal to or above, and upon terms not more favorable to such Offeror than, the price and terms specified in the Offer given in connection with such Transfer; provided, however, that the Selling Stockholder shall not be entitled to Transfer such Offer Securities (i) if the Offeror is a competitor, supplier or customer of the Company, or if the Offeror is not reasonably acceptable to the Board, such determination to be made in good faith, or (ii) if the Transfer occurs prior to the Qualified Public Offering, unless the Offeror agrees in writing to be bound by the provisions of this Agreement as if such Offeror were a Covered Stockholder or CDPQ, as the case may be. In the event that the Selling Stockholder has not Transferred the Offer Securities within such sixty (60) day period, the Selling Stockholder shall not thereafter Transfer (except in a manner otherwise permitted under this Agreement) any of such Offer Securities without again complying with the provisions of this Agreement, including, if applicable, this Section 3.

          (d) Exercise of Right of First Refusal. If the Company and/or the Genstar Parties exercises its Right of First Refusal, the closing of the purchase of the Offer Securities shall take place within 30 days after the Company and/or the Genstar Parties gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon exercise of such Right of First Refusal, the Company and/or the Genstar Parties and the Selling Stockholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable efforts to secure any approvals required in connection therewith.

          (e) Exceptions to Right of First Refusal. The Right of First Refusal shall not apply to (i) Permitted Transfers made in compliance with this Agreement, (ii) Transfers pursuant to Sections 4, 5 or 6 of this Agreement, or
(iii) any registered Public Offering in which such Offer Securities are included, or pursuant to Rule 144.

          (f) Termination. The covenants and agreements set forth in this
Section 3 shall terminate upon the consummation of a Qualified Public Offering.

     4.   Covered Stockholders' and CDPQ Right of Co-Sale.

          (a) Definition. If any or all of the Genstar Parties propose to, directly or indirectly, Transfer for value an interest in Securities owned by such Genstar Parties to any Person (the "TRANSFEREE"), except as set forth in
Section 4(e), each Covered Stockholder and CDPQ shall have a right of co-sale (the "RIGHT OF CO-SALE") to sell an amount of Securities held by such Covered Stockholder and/or CDPQ, as the case may be, equal to his, her or its applicable Right of Co-Sale Pro Rata Share (as defined below) multiplied by the number of Securities proposed to be transferred to the Transferee (the "TRANSFEROR SECURITIES"), on the same terms

(including, without limitation, price) and at the same time as the Transferor, all as described in this Section 4.

          (b) Right of Co-Sale Pro Rata Share. The "RIGHT OF CO-SALE PRO RATA SHARE" for each Covered Stockholder and CDPQ shall be that percentage equal to
(i) the number of Securities then owned by such Covered Stockholder or CDPQ, as the case may be, divided by (ii) the number of Securities then owned by all Covered Stockholders, CDPQ, the Genstar Parties and other holders of Securities entitled to the benefits of any other "co-sale" or "tag-along" rights in connection with such sale. Each Covered Stockholder and CDPQ, as the case may be, shall have the right to sell that number of Securities to the Transferee (or, upon the unwillingness of any Transferee to purchase directly from such Covered Stockholder or CDPQ, to the Genstar Parties simultaneously with the closing of the sale by the Transferor to the Transferee) up to its respective and applicable Right of Co-Sale Pro Rata Share of the Transferor Securities determined as of the date the Transfer Notice (as defined below) is delivered to the Company, upon the terms and subject to the conditions pursuant to which the Genstar Parties sell their Transferor Securities to the Transferee.

          (c) Mechanics of Sale.

               (i) Exercise. If the Genstar Parties propose to Transfer any Transferor Securities in a transaction subject to this Section 4, then they shall notify, or cause to be notified, the Covered Stockholders and CDPQ, in writing, of each such proposed Transfer (the "TRANSFER NOTICE"). Such Transfer Notice shall set forth: (i) the name of the Transferee and the number of Securities proposed to be Transferred and (ii) the proposed amount and form of consideration and material terms and conditions of the Transfer. The Right of Co-Sale may be exercised by any Covered Stockholder and/or CDPQ, as the case may be, by delivering a written notice to the Genstar Parties (the "CO-SALE NOTICE") within ten (10) business days following receipt of the Transfer Notice. The Co-Sale Notice shall state the number of Securities that each Covered Stockholder and/or CDPQ, as the case may be, wishes to include in such Transfer to the Transferee, which number may not exceed its Right of Co-Sale Pro Rata Share of the Transferor Securities. Upon the giving of a Co-Sale Notice, each Covered Stockholder and/or CDPQ, as the case may be, shall be obligated to sell the number of Securities set forth in its Co-Sale Notice to the Transferee on the same (or no less favorable) terms (including, without limitation, price) and at the same time as the Genstar Parties.

               (ii) Assignment of Interest. If a Covered Stockholder and/or CDPQ, as the case may be, exercises its respective Right of Co-Sale, then the Genstar Parties shall assign to such Covered Stockholder and/or CDPQ, as the case may be, as much of its interest in the agreement of sale with the Transferee as such Covered Stockholder and/or CDPQ, as the case may be, shall be entitled to so assign and shall accept, and such Covered Stockholder and/or CDPQ, as the case may be, shall be obligated to provide, the same representations, warranties, indemnification and covenants to the Transferee as the Genstar Parties under such agreement of sale; provided, however, that CDPQ's indemnification obligations under such agreement of sale shall (i) be on a several (and not joint and several) basis (based on CDPQ's share of the aggregate proceeds paid with respect to its shares) and (ii) not exceed the net proceeds received by CDPQ in such sale. To the extent that any Transferee prohibits such assignment or otherwise refuses to purchase Securities from a Covered Stockholder and/or CDPQ, as the case may be, exercising its Right of Co-Sale hereunder, then the Genstar Parties shall not sell to such Transferee any Transferor Securities unless and until, simultaneously with such sale, the Genstar Parties shall purchase such Securities from such Covered Stockholder and/or CDPQ, as the case may be, for the same consideration per share and on the same (or no less favorable) terms and subject to the same (or no less favorable) conditions as the proposed Transfer by the Genstar Parties. Each accepting Covered Stockholder and/or CDPQ, as the case may be, shall deliver to the Genstar Parties the certificate or certificates representing the Securities to be Transferred pursuant to the Right of Co-Sale, duly endorsed for Transfer with signatures guaranteed, together, in the case of a Covered Stockholder, with a limited power of attorney authorizing the Genstar Parties to Transfer such Securities pursuant to the terms of such Transfer and to execute on behalf of such Covered Stockholder, any purchase agreement or other documentation required to consummate such Transfer. CDPQ agrees to execute and deliver a purchase agreement and other documentation reasonably requested by the Genstar Parties to consummate the Transfer in compliance with this Section 4(c)(ii).

               (iii) Failure to Exercise Right of Co-Sale; Additional Transfers. If a Covered Stockholder and/or CDPQ, as the case may be, elects not to exercise its Right of Co-Sale, then the Genstar Parties may, not later than one-hundred eighty (180) days following delivery to the Company of the Transfer Notice, conclude a Transfer of all or any portion of the Transferor Securities covered by the Transfer Notice on terms and subject to conditions not more favorable to the Transferor than those described in the Transfer Notice. Any proposed Transfer of more securities by the Transferor shall again be subject to the Right of Co-Sale and shall require compliance by the Transferor with the procedures described in this Section 4.

          (d) Change of Control Right of Co-Sale. Notwithstanding anything in this Section 4 to the contrary, in the event that a Transfer of Securities by the Genstar Parties would result in a Change of Control, then CDPQ shall have a Right of Co-Sale to sell up to all of the Securities then held by CDPQ to the Transferee thereof (the "CDPQ OPTION") on the same (or no less favorable) terms (including, without limitation, price) and at the same time as the Genstar Parties. If CDPQ exercises the CDPQ Option, CDPQ shall deliver the Co-Sale Notice in accordance with Section 4(c) within five (5) business days following receipt of the Transfer Notice, specifying the amount of Securities that CDPQ elects to sell to such Transferee. If, after giving effect to the exercise of the CDPQ Option, the total amount of Securities to be included in the proposed Transfer exceeds the number of Securities to be purchased by the Transferee in the proposed Transfer, then the amount of Securities to be sold by the Genstar Parties and the Covered Stockholders shall be reduced (in relative proportions or amounts determined by Genstar in its sole discretion) by the amount of Securities to be sold by CDPQ in excess of its Right of Co-Sale Pro Rata Share.

          (e) Exceptions to Right of Co-Sale. The Right of Co-Sale shall not apply to (i) Transfers to Affiliates, members, advisors, employees, consultants and partners of the Genstar Parties provided that such Transfer does not result in a Change of Control, (ii) Transfers to other Stockholders or their Affiliates provided that such Transfer does not result in a Change of Control, (iii) Transfers made pursuant to a registered Public Offering or pursuant to Rule 144 under the Securities Act, (iv) Transfers in the form of dividends or distributions (whether upon liquidation or otherwise) by a Genstar Party or a Genstar Affiliate to its current or former partners, members of stockholders (and any subsequent transfers by such current or former partners, members or stockholders) pursuant to the terms of the partnership, limited liability company or other applicable agreement, or (v) Transfers not for value; provided that, in the case of clauses (i), (ii) and (v) above, the transferee agrees in writing to be bound by the provisions of this Agreement applicable to a Genstar Party.

          (f) Termination. The covenants and agreements set forth in this
Section 4 shall terminate upon the consummation of a Qualified Public Offering.

     5.   Drag-Along Right.

          (a) Sales by the Genstar Parties. Notwithstanding Section 4, if the Genstar Parties determine to Transfer any Securities then held by the Genstar Parties to an Independent Party and such Transfer results in a Change of Control (a "DRAG-ALONG SALE"), then upon the Genstar Parties' request, (a) each Covered Stockholder shall sell to such proposed purchaser the Applicable Percentage (as defined below) of the Securities held by such Covered Stockholder and (b) CDPQ shall sell to such proposed purchaser up to all of the Securities held by CDPQ but in no event less than the Applicable Percentage of the Securities held by CDPQ. For purposes of this Section 5, the "APPLICABLE PERCENTAGE" shall be that percentage equal to (i) the number of Securities being Transferred by the Genstar Parties in the Drag-Along Sale divided by (ii) the aggregate number of Securities then owned by the Genstar Parties. If CDPQ shall elect to sell more than its Applicable Percentage of Securities in the Drag-Along Sale and the total number of Securities exceeds the number of Securities to be Transferred in the Drag-Along Sale, then the amount of Securities to be sold by the Covered Stockholders and the Genstar Parties in the Drag-Along Sale shall be reduced (in relative proportions or amounts determined by Genstar in its sole discretion) by the number of Securities to be included by CDPQ in excess of CDPQ's Applicable Percentage in the Drag-Along Sale. The terms and conditions of such Drag-Along Sale shall be on the same terms and conditions (or no less favorable terms and conditions) as such Transfer by the Genstar Parties, including without limitation sale price with respect to the same type of securities, representations and warranties, covenants and indemnification obligations; provided, however, that (w) if the holders of a class of Securities are given an option under the agreement of sale to elect the form and amount of the consideration to be received in consideration for the Transfer of such Securities, then each holder of such class of Securities shall be given the same option, (x) CDPQ's indemnification obligations under the agreement of sale shall be several (and not joint and several) based on CDPQ's share of the aggregate proceeds paid with respect to its Securities and shall not exceed the net proceeds received by CDPQ in such sale, (y) CDPQ shall not be subject to the non-compete provisions or other provisions that restrict CDPQ's ability to invest in any Person, if any, contained in the agreement for sale and (z) the representations and warranties made by CDPQ in such agreement of sale shall be limited to customary representations as to CDPQ and its ownership of Securities.

          (b) Notice. Prior to making any Drag-Along Sale, the Genstar Parties shall, if they determine that Covered Stockholders and CDPQ should participate in such Transfer, provide each Covered Stockholder and CDPQ with written notice (the "DRAG-ALONG NOTICE") not less than ten (10) business days prior to the proposed date of the Drag-Along Sale (the "DRAG-ALONG SALE DATE"). The Drag-Along Notice shall set forth: (i) the name of the proposed purchaser; (ii) the proposed amount and form of consideration to be paid per Security and the material terms and conditions of the Transfer; and (iii) the Drag-Along Sale Date and the date upon which the Covered Stockholders and CDPQ shall deliver to the Genstar Parties the certificates or instruments representing the Securities owned by the Covered Stockholder and CDPQ, respectively, duly endorsed, and, with respect to the Covered Stockholders, the limited power of attorney referred to below. Each Covered Stockholder and CDPQ shall deliver to the Genstar Parties the certificate(s) or instrument(s) representing their Securities, duly endorsed for transfer with signatures guaranteed, on or before the date set forth in the Drag-Along Notice for such delivery, together, with respect to the Covered Stockholders, with a limited power of attorney authorizing the Genstar Parties to sell or otherwise dispose of such Securities pursuant to the term of such Drag-Along Sale and to execute on behalf of such Covered Stockholders any purchase agreement or other documentation required to consummate such Drag-Along Sale.

          (c) Effect of Drag-Along Sale. If a Covered Stockholder and/or CDPQ, as the case may be, receives the applicable purchase price from a Drag-Along Sale, but has failed to deliver certificates or instruments representing its Securities as described in this Section 5, it shall for all purposes be deemed no longer to be a securityholder of the Company with respect to the Securities for which the purchase price has been received, and with respect to such Securities it shall have no voting rights, shall not be entitled to any dividends or other distributions with respect to the Securities held by it, and shall have no other rights or privileges granted to securityholders, such Securities under law or this Agreement.

          (d) Sale of the Company. If a Drag-Along Sale is to be effected in the form of a merger or other corporate reorganization which requires stockholder approval, and if the Board approves the Drag-Along Sale (an "APPROVED SALE"), the Covered Stockholders and CDPQ shall vote for, consent to and raise no objections against such Approved Sale and each Covered Stockholder and CDPQ shall waive any dissenters' rights, appraisal rights or similar rights in connection with such Approved Sale. Each Covered Stockholder and CDPQ shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and the distribution of the aggregate consideration from such Approved Sale as reasonably requested by the Company.

          (e) Termination. The covenants and agreements set forth in this
Section 5 shall terminate upon the consummation of a Qualified Public Offering.

     6. Right to Repurchase Securities Upon Termination of Management Stockholder's Employment.

          (a) Right of Repurchase Upon Termination of Employment. If a Management Stockholder's employment with the Company and its Subsidiaries is terminated, voluntarily or involuntarily, for any reason, first, the Company, and second, the Genstar Parties, shall have the exclusive and irrevocable right (which shall not be an obligation) to repurchase (the "RIGHT OF REPURCHASE"), for a period of ninety (90) days from the effective date of termination, all or any portion of the Management Stock owned by such Management Stockholder, free and clear of all liens, pledges, security interests and other encumbrances and restrictions, at a purchase price per share equal to the purchase price as determined in accordance with Section 6(c) below (the "REPURCHASE PRICE"). The Company shall notify the Genstar Parties within thirty (30) days after the termination of any Management Stockholder's employment with the Company and its

Subsidiaries and whether and to what extent the Company intends to exercise its Right of Repurchase.

          (b) Repurchase Procedure. If the Company and/or the Genstar Parties elect to exercise the Right of Repurchase with respect to a Management Stockholder's Management Stock pursuant to this Section 6, it shall deliver written notice to such Management Stockholder within such 90-day period setting forth the terms of the repurchase pursuant to which such repurchase is being made. The Company and/or the Genstar Parties shall pay the Repurchase Price in cash upon the closing of the transaction (which shall occur within such 90-day period, which period of time shall be extended in order to comply with applicable laws and regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), and the Management Stockholder shall promptly, upon receipt of such repurchase price,
(i) endorse and deliver to the Company or the Genstar Parties, as applicable, the certificate(s) or instrument(s) representing the Management Stock repurchased by the Company, free and clear of all liens, pledges, security interests and other encumbrances and restrictions, and (ii) represent and warrant to the Company and or the Genstar Parties, as applicable, to its title and ownership of such Management Stock, free and clear of liens or encumbrances, and its authority to sell such Management Stock.

          (c) Purchase Price.

               (i) In the event that a Management Stockholder's employment with the Company and its Subsidiaries is terminated for "Cause," the Repurchase Price shall equal the lower of (A) the amount paid by such Management Stockholder to acquire the shares of Management Stock subject to repurchase and (B) the then current Fair Market Value of such shares of Management Stock (as determined in accordance with Section 6(c)(iii)).

               (ii) In the event that a Management Stockholder's employment with the Company and its Subsidiaries is terminated for any reason other than for "Cause," the Repurchase Price shall be the then current Fair Market Value of the Management Stock subject to repurchase.

               (iii) For purposes of this Section 6, the following terms shall have the following meanings:

                    (A) "FAIR MARKET VALUE" shall mean (1) with respect to shares of Common Stock, an amount determined in good faith by the Board of Directors of the Company (without discount for lack of marketability or minority interest) and (2) with respect to shares of Preferred Stock, the greater of (i) an amount per share equal to $1.00 (as adjusted for any stock split, stock dividends, recapitalizations and the like after issuance thereof) plus all declared but unpaid dividends, if any, on such stock or (ii) the fair value of the Preferred Stock as of the date of valuation as determined by Board of Directors of the Company in good faith, on the basis of a sale to a willing, unaffiliated buyer in an arm's length transaction; and

                    (B) "CAUSE" shall mean: (i) the Management Stockholder's material breach of the terms of any agreement between the Management Stockholder and the Company; (ii) the Management Stockholder's willful failure or refusal to perform material duties; (iii) the Management Stockholder's willful insubordination or disregard of the legal directives of the Board which are not inconsistent with the scope, ethics and nature of the Management Stockholder's duties and responsibilities;
(iv) the Management Stockholder's engaging in misconduct which has a material adverse impact on the reputation, business, business relationships or financial condition of the Company; (v) the Management Stockholder's commission of an act of fraud or embezzlement against the Company; or (vi) any conviction of, or plea of guilty or nolo contendere by, the Management Stockholder with respect to a felony (other than a traffic violation), a crime involving moral turpitude, fraud or misrepresentation; provided, however, that Cause shall not be deemed to exist under any of clauses (i), (ii) or (iii) unless the Management Stockholder has been given reasonably detailed written notice of the grounds for such Cause and the Management Stockholder has not effected a cure within twenty (20) days of the date of receipt of such notice.

          (d) Rights as Stockholders. Once the Company or the Genstar Parties has exercised its Right of Repurchase with respect to a Management Stockholder's Management Stock, the Management Stockholder shall have no rights with respect to such Management Stock except to receive the Repurchase Price. If the Company has exercised its Right of Repurchase it shall not consider such Management Stock outstanding for purposes of paying dividends, taking votes, or for any other purposes.

          (e) Termination. The covenants and agreements set forth in this
Section 6 shall terminate upon the consummation of a Qualified Public Offering.

     7.   Covenants.

          (a) Confidential Information.

               (i) "CONFIDENTIAL INFORMATION" means any proprietary information, technical data, trade secrets or know-how belonging to the Company and/or its direct or indirect Subsidiaries, including, but not limited to, research information and information on product plans, products, services, customer lists, product markets and market expectations, developments, inventions, processes, formulas, and marketing, financial or other business information disclosed to a Covered Stockholder or a Stockholder that holds at least 1,750,000 Securities (subject to proportional adjustment for any stock split, stock dividend, reclassification or similar event) (a "MAJOR STOCKHOLDER"), by the Company and/or its Subsidiaries either directly or indirectly in writing, orally or otherwise; provided, however, that the term Confidential Information shall not include (i) information which at the time of disclosure by the Company and/or its Subsidiaries to a Covered Stockholder or a Major Stockholder, as the case may be, is in the public domain; (ii) information which the Covered Stockholder or the Major Stockholder, as the case may be, can demonstrate by written evidence was in his or her possession prior to disclosure by the Company and/or its Subsidiaries; (iii) information which subsequent to disclosure by the Company and/or its Subsidiaries to a Covered Stockholder or a Major Stockholder, as the case may be, becomes part of the public domain through no wrongful act of such Covered Stockholder or such Major Stockholder, as the case may be; and (iv) information which becomes known to such Covered Stockholder or Major Stockholder, as the case may be, subsequent to disclosure by the Company and/or its Subsidiaries through a third party who is not under any obligation of confidentiality to the Company or its Subsidiaries.

               (ii) Each Management Stockholder, Non-Management Stockholder and Major Stockholder hereby agrees not to use Confidential Information for any purpose whatsoever other than in connection with such Management Stockholder's employment with the Company and/or its Subsidiaries or, in the case of a Non-Management Stockholder or Major Stockholder, to monitor its investment in the Company, or disclose Confidential Information to any third party other than
(i) as required by applicable law, (ii) in connection with the Management Stockholder's discharge of his duties as an employee of the Company or its Subsidiaries, (iii) in the performance of a Management Stockholder's or Non-Management Stockholder's services as a member of the board of directors of the Company and/or its Subsidiaries, or (iv) by a Non-Management Stockholder or Major Stockholder to its attorneys, accountants and employees to the extent necessary to obtain their services in connection with monitoring its investment in the Company, as applicable. Each Management Stockholder, Non-Management Stockholder and Major Stockholder agrees that Confidential Information shall remain the sole property of the Company and its Subsidiaries. Each Management Stockholder, Non-Management Stockholder and Major Stockholder further agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information.

               (iii) Each Management Stockholder hereby agrees that such Management Stockholder will not improperly use or disclose to Company and/or its Subsidiaries any proprietary information or trade secrets of any former or current employer or other person or entity with which each Management Stockholder has an agreement or duty to keep in confidence information acquired by each Management Stockholder in confidence, and that each Management Stockholder will not bring onto the premises of the Company and/or its Subsidiaries any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity.

               (iv) Each Management Stockholder, Non-Management Stockholder and Major Stockholder recognizes that the Company and its Subsidiaries has received and in the future will receive from third parties confidential or proprietary information of such third parties subject to a duty on the part of the Company and its Subsidiaries to maintain the confidentiality of such information and to use it only for certain limited purposes. Each Management Stockholder, Non-Management Stockholder and Major Stockholder agrees that, insofar as he is informed of the confidential status of such information in writing, such Management Stockholder, Non-Management Stockholder or Major Stockholder, as the case may be, owes the Company and its Subsidiaries a duty to hold all such confidential or proprietary information in confidence and not to disclose it to any person, firm or corporation or to use it except as necessary (i) to discharge a Management Stockholder's duties as an employee of the Company and its Subsidiaries, (ii) in the performance of a Management Stockholder's or Non-Management Stockholder's services as member of the board of directors of the Company and its Subsidiaries, or (iii) by a Non-Management Stockholder or Major Stockholder to its attorneys, accountants and employees to the extent necessary to obtain their services in connection with monitoring its investment in the Company, as applicable.

          (b) Non-Competition. Each Management Stockholder covenants and agrees that (i) during his employment with the Company and/or its Subsidiaries and (ii) for a period of one (1) year thereafter, such Management Stockholder shall not directly or indirectly own an interest in, operate, join, control, advise, consult to, work for, serve as a director or manager of, have a financial interest, or participate in any corporation, partnership, proprietorship, firm, association, Person, or other entity that engages (or engaged) in any business, activity or service of the Company and/or its Subsidiaries in which the Company and/or its Subsidiaries is engaged during the term of such Management Stockholder's employment, or with respect to such Management Stockholder's covenants regarding the periods following termination, in which the Company and its Subsidiaries is engaged at the time of termination and/or was engaged during the six-month period prior thereto (a "COMPANY ACTIVITY"). This covenant applies to Company Activities in any territory or jurisdiction in which the Company and/or its Subsidiaries is doing business or is making an active effort to do business during the term of such Management Stockholder's employment with the Company and/or its Subsidiaries. This covenant does not prohibit the mere passive ownership of less than two percent (2%) of the outstanding stock of any public corporation, as long as such Management Stockholder is not otherwise in violation of the covenants contained in Section 7(a).

          (c) Non-Recruitment. Each Management Stockholder agrees that the Company and its Subsidiaries have invested substantial time and effort in assembling their present workforces. Accordingly, each Management Stockholder covenants and agrees that during his employment and for a period of two (2) years thereafter, such Management Stockholder shall not directly or indirectly entice or solicit or seek to induce or influence any of the Company's and/or its Subsidiaries' employees or contractors to leave their employment or engagement with the Company and/or its Subsidiaries.

          (d) Financial Information and Observer Rights.

               (i) Basic Financial Information. The Company will use commercially reasonable efforts to maintain accurate and complete books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles ("GAAP") consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books and records all such proper accruals and reserves as shall be required under GAAP consistently applied. The Company shall deliver to each Major Stockholder:

                    (A) as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet, a consolidated statement of stockholders' equity and a consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants selected by the Board; and

                    (B) as soon as practicable, and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated income statement and statement of cash flows of the Company and its Subsidiaries for such fiscal quarter and an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter prepared in accordance with GAAP, with the exception that no footnotes need be attached to such statements and year-end audit adjustments may not have been made.

                    (C) if and to the extent available, within thirty (30) days of the end of each month, an unaudited consolidated income statement and statement of cash flows of Altra and its Subsidiaries and a schedule as to the sources and application of funds and an unaudited consolidated balance sheet of Altra and its Subsidiaries for and as of the end of such month, in reasonable detail prepared in accordance with GAAP consistently applied (except as noted therein), with the exception that no footnotes need be attached to such statements and year-end audit adjustments may not have been made; and

                    (D) as soon as practicable, and in any event at least twenty
(20) days prior to the end of each fiscal year, a budget and operating plan for the Company for the next fiscal year.

               (ii) Inspection. The Company shall permit each Major Stockholder, at such Stockholder's expense, to visit and inspect the Company's and each Subsidiary's properties, to examine its books and records and to discuss the Company's and each Subsidiary's affairs, finances and accounts with its officers, all at times reasonably convenient to both parties; provided, however, that the Company shall not be obligated pursuant to this Section 7(d)(iii) to provide access to any information which it reasonably considers to be Confidential Information.

               (iii) Observer Rights. For so long as CDPQ is a Major Stockholder, the Company shall invite one representative designated by CDPQ (the "CDPQ REPRESENTATIVE") to attend, in a nonvoting observer capacity only, all meetings of the Board and all meetings of the board of directors of the Company's Subsidiaries and, in this respect, give the CDPQ Representative copies of all notices, minutes, consents and other materials that the Company or its Subsidiaries, as the case may be, provides to its directors as and when such materials are provided to the directors, except that the CDPQ Representative may be excluded from access to any material or meeting or portion thereof if the Company or its Subsidiary, as the case may be, reasonably believes that such exclusion is reasonably necessary to protect confidential proprietary information, to preserve the attorney-client privilege or for other similar reasons. The Company shall reimburse the CDPQ Representative for all out-of-pocket expenses incurred by the CDPQ Representative in connection with attending Board meetings.

               (iv) Reporting Requirements of the Exchange Act. From the date on which Altra becomes subject to the reporting requirements of the Exchange Act, (which shall include any successor federal statute), and for only as long as Altra is subject to such reporting requirements, and in lieu of the financial information required pursuant to Section 7(d)(i) and 7(d)(ii), as the case may be, the Company shall promptly provide Stockholders with (or make available to Stockholders through EDGAR or its website) copies of Altra's annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

          (e) Termination. The covenants and agreement set forth in Section 7(a) shall survive for a period of five (5) years after the date hereof. As to each Management Stockholder, the covenants and agreement set forth in Section 7(b) shall survive for a period of one year and one day after such Management Stockholder ceases to be an employee of the Company, and the covenants and agreements set forth in Section 7(c) shall survive for a period of two (2) years plus one day after such Management Stockholder ceases to be an employee of the Company. The covenants and agreement set forth in Section 7(d) (other than Section 7(d)(iii)) (i) shall terminate and be of no further force or effect immediately upon consummation of Altra's or the Company's initial Public Offering, and (ii) shall not be in effect during such time as Altra or the Company is filing such information pursuant to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

     8. Right of First Offer. Subject to the terms and conditions specified in this Section 8, and applicable securities laws, in the event the Company or Altra, as the case may be, proposes to sell any New Securities, the Company or Altra, as the case may be, shall first make an offering of such New Securities to each Major Stockholder in accordance with the following provisions of this
Section 8. A Major Stockholder shall be entitled to apportion the right of first offer hereby granted it among its Affiliates in such proportions as it deems appropriate.

          (a) The Company shall deliver a notice, in accordance with the provisions of Section 14 hereof (the "OFFER NOTICE") to each of the Major Stockholder stating (i) its bona fide intention to offer such New Securities,
(ii) a description of the New Securities and the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. If the New Securities are to be offered for property other than cash, the Board shall make a good faith determination of the fair market value of the property proposed to be received for such New Securities and such determination shall constitute the price at which the New Securities will be offered for purposes of this Section 8.

          (b) By written notification received by the Company, within twenty
(20) calendar days after mailing of the Offer Notice, each of the Major Stockholders may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of Securities (assuming full conversion and exercise of all Securities) then held by such Major Stockholder bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all Securities). The Company shall promptly, in writing, inform each Major Stockholder that elects to purchase all the shares available to it (each, a "FULLY EXERCISING STOCKHOLDER") of any other Major Stockholder's failure to do likewise. During the ten (10) day period commencing after receipt of such information, each Fully Exercising Stockholder shall be entitled to obtain that portion of the New Securities for which Major Stockholders were entitled to subscribe but which were not subscribed for by the Major Stockholders which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Securities then held, by such Fully Exercising Stockholders bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Securities then held, by all Fully Exercising Stockholders who wish to purchase such unsubscribed shares.

          (c) If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 8(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 8(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the "REFUSED SECURITIES") to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Stockholders in accordance with this Section 8.

          (d) The right of first offer in this Section 8 shall not be applicable to: (i) securities of the Company issued or deemed issued to employees, officers or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board; (ii) shares of Common Stock issued in a Public Offering; (iii) the issuance of securities of the Company pursuant to the conversion, exercise or exchange of outstanding securities of the Company; (iv) securities issued in connection with any stock split or stock dividend of the Company's Securities; (v) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which acquisition has been approved by the Board; or (vi) the issuance of securities of the Company in connection with any future borrowing, line of credit, leasing or similar arrangement approved by the Board.

          (e) The right of first offer set forth in this Section 8 may not be assigned or transferred except that such right is assignable by each Major Stockholder to any Affiliate of such Major Stockholder.

          (f) The provisions of this Section 8 shall terminate upon the earlier of (i) the consummation of a Qualified Public Offering, and (ii) a Change of Control.

     9.   Voting of Securities.

          (a) Agreement to Vote. Each Stockholder hereby agrees to vote all of the Securities now or hereafter acquired by such Stockholder in accordance with the provisions of this Section 9.

          (b) Board Size. Each of the Stockholders shall vote all of such Stockholder's Securities to ensure that the size of the Company's Board of Directors shall be fixed at five (5) directors (or such other number of directors as Genstar determines in its sole discretion), consisting of the five
(5) Genstar Directors (as defined below) and/or such other directors as Genstar may at any time or from time to time nominate for election or appointment.

          (c) Election of the Genstar Directors. On all matters relating to the election of the Genstar Directors, each Stockholder shall vote all of such Stockholder's Securities to elect as directors of the Board, those representatives nominated by Genstar Capital III, L.P. (the "GENSTAR DIRECTORS"), who initially shall be Jean-Pierre L. Conte, Darren J. Gold, Richard D. Paterson, Frank Bauchiero and Michael Hurt. On all matters relating to the removal of the Genstar Directors, each Stockholder hereto shall vote all of such Stockholder's Securities to ensure that any Genstar Director selected by Genstar Capital III, L.P. for removal as a Genstar Director shall be so removed from the Board. Any such vacancy created by such removal shall be filled pursuant to this Section 9(c).

          (d) Legend. Each certificate representing Securities shall bear a legend reading as follows:

     "THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO THE TERMS OF THE STOCKHOLDERS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SECURITIES REPRESENTED HEREBY, AND BY ACCEPTING ANY INTEREST IN SUCH SECURITIES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE STOCKHOLDERS AGREEMENT."

     The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), this legend from any such certificate and will place or cause to be placed such legend on any new certificate issued to represent Securities theretofore represented by a certificate carrying such legend.

          (e) Specific Enforcement. Each Stockholder acknowledges and agrees that each Stockholder hereto may be irreparably damaged in the event any of the provisions of this Section 9 are not performed by the Stockholders in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to seek an injunction to prevent breaches of this Section 9 and to specific enforcement of the provisions set forth herein in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Stockholders may be entitled at law or in equity.

          (f) Manner of Voting; Grant of Proxy. The voting of Securities pursuant to this Section 9 may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Stockholder hereby grants to the Secretary of the Company, in the event that such Stockholder fails to vote its Securities as required by this Section 9, a proxy coupled with an interest in all Securities, whether held of record or beneficially owned by such Stockholder, which proxy is irrevocable until this
Section 9 terminates pursuant to its terms or this provision is amended to remove such grant of proxy in accordance with Section 9(h) of this Agreement.

          (g) Termination. The covenants and agreements set forth in this
Section 9 shall terminate and be of no further force or effect immediately upon consummation of a Qualified Public Offering or the consummation of a transaction resulting in a Change of Control, whichever event shall first occur.

          (h) Amendments and Waivers. This Section 9 shall not be amended or waived without the vote or written consent of Persons holding a majority of the Securities held by the Genstar Parties.

     10. Ownership. Each Stockholder represents and warrants that such Stockholder is the sole legal and beneficial owner of those Securities such Stockholder currently holds subject to this Agreement and that no other Person has any interest (other than a community property interest) in such Securities.

     11. Limited Liability of Partners of the Genstar Parties. Notwithstanding any other provision of this Agreement, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby shall be had against any current, former or future director, officer, employee, general or limited partner or member, of any of the Genstar Parties, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current, former or future director, officer, employee general or limited partner or member of any of the Genstar Parties, as such for any obligation of any of the Genstar Parties under this Agreement or any documents or instruments delivered in connection with this Agreement or any of the transactions contemplated hereby or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that nothing in this
Section 11 shall be deemed or operate as a waiver of the fiduciary duties owed by the Company's officers and directors to the Company and its stockholders under applicable law.

     12. Recapitalizations. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Securities, to any and all shares of capital stock or other securities of the Company or any of its Subsidiary which may be issued in respect of, in exchange for, in substitution of the Securities, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     13. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     14. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by facsimile transmission, overnight air courier, or first class certified or registered mail, postage prepaid, as follows:

                  If to the Company, Genstar or Stargen to:

                  Altra Holdings, Inc.
                  c/o Genstar Capital Partners III, L.P.
                  Four Embarcadero Center, Suite 1900
                  San Francisco, CA  94111-4191
                  Attention:  Jean-Pierre L. Conte
                  Telecopy No.: (415) 834-2383

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  201 Redwood Shores Parkway
                  Redwood Shores, CA 94065

                  Attention:  Craig W. Adas, Esq.
                  Fax No.:  (650) 802-3100;

                  If to CDPQ to:

                  Caisse de depot et placement du Quebec
                  1000, place Jean-Paul-Riopelle
                  Montreal (Quebec) H2Z 2B3
                  Attention:  Luc Houle, Senior Vice President
                  Fax No.:  (514) 847-2493

                  with a copy to:

                  Kirkland & Ellis LLP
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY 10022-4675
                  Attention:  Kimberly P. Taylor, Esq.
                  Fax No.:  (212) 446-4900

                  If to a Covered  Stockholder,  to the address of such  Covered
                  Stockholder   set  forth  on  the  signature   pages  of  this
                  Agreement; or

                  At such other address as a party may designate by five days' advance written notice to the other parties hereto.

All notices and communications shall be deemed to have been received unless otherwise set forth herein: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of facsimile transmission, on the date on which the sender receives electronic confirmation that such notice was received by the addressee; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing.

     15.  Miscellaneous.

          (a) Company Records. The Company shall not Transfer on its books any Securities held by the Covered Stockholders and CDPQ without first ascertaining compliance with all of the applicable provisions of this Agreement with respect to such Transfer.

          (b) Notice of Change to Beneficiary. Immediately prior to any Transfer by a Covered Stockholder of any of the shares of his or her Securities to a trust exclusively for the benefit of such Covered Stockholder's spouse, direct descendants (including legally adopted children) or direct ascendants, such Covered Stockholder shall provide the Company with a copy of the instruments creating such trust and with the identity of the beneficiaries of such trust. The Covered Stockholder shall notify the Company immediately prior to any change in the identity of any beneficiary of such trust.

          (c) Right to Negotiate Purchase. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing shares of Management Stock from any Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Company or such Genstar Party, on the one hand, and such Management Stockholder, on the other hand, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase shares of Management Stock under the terms of this Agreement, provided that such shares of Management Stock to be purchased by the Company are (i) subject to vesting, rights of repurchase or similar provisions or (ii) were issued pursuant to a compensatory plan, agreement or similar arrangement.

          (d) Entire Agreement. This Agreement, the Subscription Agreement, the Registration Rights Agreement and the Stock Purchase Agreement constitute the entire agreement between or among the Company and the Stockholders concerning the subject matter hereof. Any previous agreement between the Company and any of the Stockholders concerning the subject matter hereof, including, without limitation, the Prior Agreement, is hereby terminated and superseded in its entirety by this Agreement.

          (e) Amendments. Except as otherwise specifically set forth herein, any provision of this Agreement may be amended, modified, supplemented, terminated or waived only by a written instrument signed by the Company and the Stockholders owning a majority of the Securities owned by the Stockholders at such time; provided that no amendment, modification, supplement, termination or waiver shall adversely, and in a manner different from any other Stockholder or group of Stockholders, affect the rights or obligations of any Stockholder or group of Stockholders contained in this Agreement without such Stockholder's prior written consent; provided, however, that (i) without the prior written consent of CDPQ, Sections 4, 8 and 15(e) of this Agreement shall not be amended, modified or waived in a manner which would adversely affect the rights or obligations of CDPQ, and (ii) without the prior written consent of CDPQ, no amendment or modification of this Agreement shall (x) obligate CDPQ to provide guarantees, financial assistance or further investment in the Company or any of its Subsidiaries, (y) provide for the conversion of the Company into a limited liability company and (z) amend or modify the rights or obligations specifically granted to CDPQ but not to other Stockholders. Exhibit A may be amended by the Company as necessary to reflect the addition of new Stockholders pursuant to the terms hereof, or to reflect the addition of parties hereto as contemplated by this Agreement, and shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

          (f) No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

          (g) Assignments; Successors and Assigns. This Agreement may not be assigned by the Covered Stockholders except as required by this Agreement in connection with a Permitted Transfer of shares of Securities. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. Any attempted transfer of this Agreement other than in compliance with the terms hereof shall be null and void.

          (h) Time of the Essence. Time is and shall be of the essence in this Agreement.

          (i) Waiver. The waiver by one party hereto of any breach by any other party hereto (the "BREACHING PARTY") of any provision of this Agreement shall not operate or be considered as a waiver of any other (prior or subsequent) breach by the Breaching Party, and the waiver of a breach of a provision in one instance shall not be deemed a waiver of such provision in any other circumstance.

          (j) Severability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (k) Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          (l) Termination. Notwithstanding any other provision hereof, (i) Sections 3, 5, 6 and 9 of this Agreement shall terminate upon the consummation of a Qualified Public Offering, and (ii) if and to the extent approved by the Stockholders owning a majority of the Securities owned by all Stockholders immediately prior to the Change of Control, Section 6 of this Agreement shall terminate upon a Change of Control.

          (m) Headings; Construction. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

          (n) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles or rules.

          (o) Additional Sales of Series A Preferred Stock. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series A Preferred Stock, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a Stockholder, and such shares shall be deemed Securities, hereunder, and such Stockholder and such Securities shall be entitled to all the rights and subject to all the obligations and restrictions set forth herein.

          (p) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  ALTRA HOLDINGS, INC.


                                  By:      ________________________
                                           Name:
                                           Title:

                                  GENSTAR CAPITAL PARTNERS III, L.P.

                                  By:      Genstar Capital III, L.P.
                                  Its:     General Partner

                                           By:  Genstar III GP LLC
                                           Its:  General Partner


                                           By: ________________________
                                               Name:
                                               Title:

                                  STARGEN III, L.P.

                                  By:      Genstar Capital III, L.P.
                                  Its:     General Partner

                                           By:  Genstar III GP LLC
                                           Its:  General Partner


                                           By: ________________________
                                               Name:
                                               Title:

                                  CAISSE DE DEPOT ET PLACEMENT DU QUEBEC


                                  By: ________________________
                                       Name:
                                       Title:



                                  By: ________________________
                                        Name:
                                        Title:

        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  ________________________
                                  Michael L. Hurt

                                  Address:          58 Cornertown Road
                                                    Chambersburg, PA. 17201
                                                    Telephone: (717) 267-3904


                                  ________________________
                                  William J. Duff

                                  Address:          4535 Limestone Dr.
                                                    Manlius NY  13104
                                                    Facsimile:  (315) 432-1312
                                                    (non-secure facsimile line)


                                  ________________________
                                  Thomas F. Tatarczuch

                                  Address:          711 Orchard Court
                                                    Chambersburg, PA 17201
                                                    Telephone: (717) 267-3052


                                  ________________________
                                  Donald S. Wierbinski

                                  Address:          2393 Sands Rd.
                                                    Camillus  NY  13031
                                                    Facsimile:  (315) 432-1312
                                                    (non-secure facsimile line)


        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  ________________________
                                  Charles W. Nims

                                  Address:          4 Fulling Mill Lane
                                                    Hingham, MA  02043
                                                    Telephone: (781) 749-9757


                                  ________________________


                                  Craig Schuele

                                  Address:          18 Old Mill Road
                                                    Kingston, MA  02364
                                                    Tel:  (781) 582-2021


                                  ________________________
                                  Gerald Ferris

                                  Address:




                                  ________________________
                                  Matthew F. Taylor

                                  Address:




                                  ________________________
                                  Edward L. Novotny

                                  Address:


        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  ________________________
                                  Mark Stuebe

                                  Address:




                                  ________________________
                                  Timothy McGowan

                                  Address:




                                  ________________________
                                  Larry McPherson

                                  Address:




                                  ________________________
                                  Lee Hess

                                  Address:




                                  ________________________
                                  Thomas Hunt

                                  Address:

        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                  FRANK BAUCHIERO MKC WORLDWIDE

                                  By: ________________________
                                       Name:
                                       Title:
                                       Address:


        [SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

                                    EXHIBIT A

                              LIST OF STOCKHOLDERS


Genstar Capital Partners III, L.P.
Stargen III, L.P.
Caisse de depot et placement du Quebec
Michael L. Hurt
William J. Duff
Thomas F. Tatarczuch
Donald S. Wierbinski
Charles W. Nims
Craig Schuele
Gerald Ferris
Matthew F. Taylor
Edward L. Novotny
Mark Stuebe
Timothy McGowan
Larry McPherson
Lee Hess
Thomas Hunt
Frank Bauchiero MKC Worldwide